                                GILEAD SCIENCES, INC.

                                         AND

                                PHARMACIA & UPJOHN S.A.




                                  SERIES B PREFERRED

                               STOCK PURCHASE AGREEMENT

                                  TABLE OF CONTENTS
                                                                           PAGE

1.   PURCHASE OF SERIES B PREFERRED STOCK. . . . . . . . . . . . . . . . . .  1
     1.1   Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.1   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.2   Delivery. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . .  2
     3.1   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     3.2   No Conflict with Other Instruments. . . . . . . . . . . . . . . .  2
     3.3   Restated Certificate of Incorporation; Bylaws . . . . . . . . . .  2
     3.4   Organization and Good Standing. . . . . . . . . . . . . . . . . .  2
     3.5   Disclosure Documents. . . . . . . . . . . . . . . . . . . . . . .  2
     3.6   Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . .  3
     3.7   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.8   Valid Issuance of Shares. . . . . . . . . . . . . . . . . . . . .  3
     3.9   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.10  Governmental Consents . . . . . . . . . . . . . . . . . . . . . .  3
     3.11  No Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

4.   REPRESENTATIONS AND WARRANTIES OF P&U . . . . . . . . . . . . . . . . .  4
     4.1   Legal Power . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     4.2   Due Execution . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     4.3   Investment Representations. . . . . . . . . . . . . . . . . . . .  4
     4.4   Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . .  5

5.   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .  5
     5.1   Conditions to Obligations of P&U at First Closing . . . . . . . .  5
     5.2   Conditions to Obligations of P&U at Second Closing. . . . . . . .  6
     5.3   Conditions to Obligations of the Company. . . . . . . . . . . . .  6

6.   COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   A.      Covenants of P&U
     6.1   Sale Restriction. . . . . . . . . . . . . . . . . . . . . . . . .  6
     6.2   Standstill Agreement. . . . . . . . . . . . . . . . . . . . . . .  6
   B.      Covenants of the Company
     6.3   Shares Available. . . . . . . . . . . . . . . . . . . . . . . . .  6

PAGE

7.   REGISTRATION RIGHTS.. . . . . . . . . . . . . . . . . . . . . . . . . .  7
     7.1   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     7.2   Piggyback Registrations . . . . . . . . . . . . . . . . . . . . .  7
     7.3   Demand Registrations on Form S-3. . . . . . . . . . . . . . . . .  8
     7.4   Expenses of Registration. . . . . . . . . . . . . . . . . . . . .  9
     7.5   Obligations of the Company. . . . . . . . . . . . . . . . . . . .  9
     7.6   Termination of Registration Rights. . . . . . . . . . . . . . . . 10
     7.7   Delay of Registration; Furnishing Information . . . . . . . . . . 10
     7.8   Assignment of Registration Rights.. . . . . . . . . . . . . . . . 10
     7.9   "Market Stand-Off" Agreement. . . . . . . . . . . . . . . . . . . 10

8.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.1   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.2   Public Statements . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.3   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . 11
     8.4   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.5   Separability. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.6   Amendment and Waiver. . . . . . . . . . . . . . . . . . . . . . . 11
     8.7   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.8   Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.9   Titles and Subtitles. . . . . . . . . . . . . . . . . . . . . . . 11
     8.10  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 12


EXHIBITS


A    -     Certificate of Designation of Series B Preferred Stock
B    -     Form of Opinion of General Counsel

                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT

    THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of August 7, 1996, by and between Gilead Sciences, Inc., a Delaware corporation with its principal office at 353 Lakeside Drive, Foster City, California 94404 (the "Company"), and Pharmacia & Upjohn S.A, a Luxembourg corporation with its principal office at Credit Europeen, 52 route d'Esch, L-1470 Luxembourg ("P&U").


                                       RECITALS

    WHEREAS, the Company and P&U have entered into that certain License and Supply Agreement of even date herewith (the "License Agreement"); and

    WHEREAS, in connection with the License Agreement, the Company desires to sell to P&U and P&U desires to purchase from the Company shares of Series B Preferred Stock of the Company, on the terms and subject to the Condition Precedent (as defined below) and the other conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:


    1.        PURCHASE OF SERIES B PREFERRED STOCK

         1.1 PURCHASE AND SALE. At the Closing (as defined in Section 2.1), subject to the Condition Precedent (as defined below), the Company will sell to P&U and P&U will purchase from the Company that whole number of shares (rounded down to the nearest share) of Series B Preferred Stock of the Company (the "Shares") determined by dividing Forty Million Dollars ($40,000,000) (the "Purchase Price") by the Purchase Price Per Share (as defined below). The Series B Preferred Stock (the "Preferred Stock") will have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of Series B Preferred Stock of the Company in the form attached hereto as Exhibit A (the "Certificate of Designation"). The "Purchase Price Per Share" shall be equal to one hundred and forty-five percent (145%) of the arithmetic average of the closing sales prices of the Company's Common Stock, as reported by the Nasdaq Stock Market ("Nasdaq"), for those days on which the Company's Common Stock was traded during the thirty (30) Nasdaq trading days ending on the Nasdaq trading day prior to the date Gilead publicly announces the decision granting marketing authorization referenced below in the Condition Precedent. The Closing will be subject to the Condition Precedent that the Committee for Proprietary Medicinal Products, which represents the medicine authorities of the European Community member states, has issued a decision granting a marketing authorization for Vistide-Registered Trademark- (cidofovir injection).

    2.        CLOSING; DELIVERY.

    2.1 CLOSING. The completion of the sale and purchase of the Shares (the "Closing") shall be held on such date as the parties shall agree, provided such date is within sixty (60) days of the public announcement referenced in
Section 1.1, at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, Suite 400, Palo Alto, California 94306. The closing shall be subject to the conditions set forth in Section 5. Notwithstanding the foregoing, the Company shall have the right to decline the purchase of the Shares provided for in this Agreement by delivering written notice to P&U within such sixty (60) day period, in which case the purchase of the Shares shall not occur and neither party shall have any further obligation under this Agreement.

         2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to P&U a stock certificate, in the name of P&U, representing the Shares, dated as of the Closing Date, against payment of the purchase price therefor by wire transfer to an account designated by the Company.

    3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company hereby represents and warrants to P&U as follows:

         3.1 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the License Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and the License Agreement and carry out and perform its obligations under the terms of this Agreement and the License Agreement. At the Closing, the Company will have the requisite corporate power to sell the applicable Shares. Each of this Agreement and the License Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by P&U, each such Agreement will be a valid and binding agreement of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

         3.2 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the License Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of the Company's Restated Certificate of Incorporation or Bylaws as in effect on the date hereof or at the Closing; (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (c) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (d) to the Company's knowledge, any statute, rule or governmental regulation applicable to the Company.

         3.3 RESTATED CERTIFICATE OF INCORPORATION; BYLAWS. The Company has delivered to P&U true, correct and complete copies of the Restated Certificate of Incorporation and Bylaws of the Company, as in effect on the date hereof.

         3.4 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

         3.5 DISCLOSURE DOCUMENTS. The Company's Registration Statement on Form S-3 (No. 333-868) filed with the Securities and Exchange Commission (the "SEC") on January 23, 1996 (as amended through February 16, 1996), Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Notice to Shareholders and Proxy Statement for its Annual Meeting of Shareholders held on May 14, 1996, and Forms 10-Q for the fiscal quarters ended March 31 and June 30, 1996, when filed with the SEC (a) did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the applicable rules and regulations promulgated thereunder. Since January 1, 1993, the Company has filed with the SEC, and has made available to P&U, true and complete copies of each form, registration statement, report, schedule, proxy, information statement and other documents (including exhibits and amendments thereto), required to be filed by the Company under the Securities Act or the Exchange Act.

         3.6 ABSENCE OF CHANGES. Since June 30, 1996, the Company has conducted its business in the ordinary course consistent with past practices, and there has not been:

              (a) any material adverse change in the condition (financial or otherwise) assets, liabilities or business of the Company;

              (b) any damage, destruction or casualty loss which would have a material adverse effect on the Company;

              (c) any declaration, setting aside or payment of any dividend or other distribution in respect of the Company's capital stock; or

              (d) any material increase in indebtedness for borrowed money, current liabilities or total liabilities.

         3.7 CAPITALIZATION. The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, of which 28,486,798 shares were issued and outstanding as of July 19, 1996, and 5,000,000 shares of preferred stock, none of which are outstanding. The Company has designated and reserved 400,000 shares of Series A Junior Participating Preferred Stock for potential issuance pursuant to its Preferred Share Purchase Rights Plan, none of which have been issued or are outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. As of july 19, 1996, the Company had outstanding options to purchase 4,371,844 shares of Common Stock. Except as otherwise set forth herein, there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company, except as set forth in the documents filed with the SEC as described in Section 3.5.

         3.8 VALID ISSUANCE OF SHARES. The Shares which will be purchased by P&U hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of P&U in Section 4.3 of this agreement, will be issued in compliance with all applicable federal and state securities laws.

         3.9 LITIGATION. There is no action, suit, proceeding nor, to the best of its knowledge, any investigation pending or currently threatened against the Company, nor, to the best of its knowledge, is there any basis therefor. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement, the License Agreement or any other agreement contemplated hereby or the right of the Company to enter into such agreements, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company.

         3.10 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) any filing required to be filed pursuant to the HSR act as contemplated in Section 1 and,
(b) notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

         3.11 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this agreement based on arrangements made by the Company.

    4.        REPRESENTATIONS AND WARRANTIES OF P&U.

         P&U hereby represents and warrants to the Company as follows:

         4.1 LEGAL POWER. P&U has the requisite corporate power to enter into this agreement, to carry out and perform its obligations under the terms of this Agreement and, at each Closing, will have the requisite corporate power to purchase the Shares.

         4.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by P&U, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of P&U, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

         4.3 INVESTMENT REPRESENTATIONS. In connection with the offer, purchase and sale of the Shares (which shall for purposes of this Section 4.3 include shares of Common Stock issuable or issued upon conversion of the Shares), P&U makes the following representations:

              (a) P&U is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

              (b) P&U understands that (i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely, and that P&U must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing such shares will be endorsed with the following legends:

              A) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

              B) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFERABILITY, OF THAT CERTAIN SERIES B PREFERRED STOCK PURCHASE AGREEMENT, DATED AUGUST 7, 1996.

And (iii) the Company will instruct its transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied.

              (c) P&U has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder. P&U has had access to all of the information regarding the Company it has considered necessary to evaluate such investment.

              (d) P&U is an "accredited investor" as such term is defined in rule 501(a) of the rules and regulations promulgated under the securities act.

         4.4 HART-SCOTT-RODINO. P&U'S acquisition of the Shares is exempt from the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, pursuant to 15 U.S.C. Section 28(c)(9), because (i) it is an acquisition of voting securities solely for the purpose of investment; (ii) P&U has no intention of participating in the formulation, determination, or direction of the basic business decisions of the Company; and
(iii) as a result of such acquisition, P&U will hold less than 10% of the outstanding voting securities of the Company (based on the current capitalization of the Company, as set forth in Section 3.6).

    5.        CONDITIONS TO CLOSING.

         5.1 CONDITIONS TO OBLIGATIONS OF P&U AT CLOSING. P&U'S obligation to purchase the Shares at the Closing is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by P&U:

              (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

              (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing and a Certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to P&U.

              (c) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to P&U, and P&U shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

              (d) QUALIFICATIONS; LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC.

              (e) OPINION OF GENERAL COUNSEL. P&U Shall have received from Mark L. Perry, Vice President and General Counsel of the Company, an opinion letter addressed to P&U, dated the date of the Closing, in substantially the form attached hereto as Exhibit B.

              (f) CERTIFICATION OF DESIGNATION. The Company shall have filed the Certificate of Designation with the Secretary of State for the State of Delaware.

              (g) LICENSE AGREEMENT. The Company and P&U shall have executed and delivered the License Agreement.

              (h) CONDITION PRECEDENT. The Condition Precedent set forth in Section 1.1 shall have been satisfied.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing of the following conditions, any of which may be waived by the Company:

              (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by P&U in Section 4 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

              (b) PERFORMANCE OF OBLIGATIONS. P&U shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before each Closing, and a Certificate duly executed by an officer of P&U, to the effect of the foregoing, shall be delivered to the Company.

              (c) QUALIFICATIONS; LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of each Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC.

              (d) CERTIFICATE OF DESIGNATION. the Company shall have filed the Certificate of Designation with the Secretary of State for the State of Delaware.

    6.        COVENANTS.

         A)   COVENANTS OF P&U.

         6.1 SALE RESTRICTION. P&U hereby covenants and agrees that, without the prior written consent of the Company, it will not contract to sell, sell or otherwise transfer, loan, pledge or grant any rights with respect to any of the Shares (or Underlying Common Stock) acquired pursuant to this Agreement (or purchase or sell any derivative security that has a similar effect or enter into any contract that has a similar effect) until five (5) years after the Closing. Thereafter, P&U may dispose of any or all of the Shares (or Underlying Common Stock), subject to the provisions of Section 4.3, provided that it gives the Company at least thirty (30) days notice prior to any sale or disposition in order to enable the Company to attempt to place the securities in orderly block transactions to minimize any disruptive effect of such sale or disposition on the trading market for the Company's Common Stock. Such advance notice requirement shall not require P&U to accept any offer that the Company may arrange or restrict in any manner P&U's control over the ultimate disposition of the Shares.

         6.2 STANDSTILL AGREEMENT. Other than the Shares (or underlying common stock) which it is purchasing pursuant to this Agreement, P&U hereby covenants and agrees that it will not, nor will it permit any of its affiliates (as defined in Section 1.1 of the license agreement) to, purchase or otherwise acquire, directly or indirectly, any equity securities of the Company (or rights or options to purchase such securities) without the prior approval of the Company. This provision shall terminate and be of no further force or effect five (5) years from the closing or such earlier date as shall be agreed to by the Company.

         B)   COVENANTS OF THE COMPANY.

         6.3 SHARES AVAILABLE. The Company hereby covenants and agrees that it shall take all necessary and appropriate actions to ensure that (a) it shall have available under its Restated Certificate of Incorporation as in effect on the Closing Date sufficient authorized but unissued shares of its Preferred Stock to issue and sell to P&U all of the Shares, and (b) it shall have available under its Restated Certificate of Incorporation as in effect at the time of any conversion of the Shares sufficient authorized but unissued shares of its Common Stock to issue to P&U upon such conversion.

    7.        REGISTRATION RIGHTS.

         7.1 DEFINITIONS. As used in this Section 7, the following terms shall have the following respective meanings:

         "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in (i) above. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under this Section 7 are not assigned.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 7.2 and 7.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "SHARES" shall have the meaning set forth in Section 1.1.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any similar registration form under the securities act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the sec.

         7.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of Common Stock of the Company (including, but not limited to, registration statements relating to secondary offerings of Common Stock of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such registrable securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable

Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

              (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 7.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 7.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their registrable securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, including the indemnification provisions thereof. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the total number of shares to be underwritten, the number of shares that may be included in the underwriting by the Holders may be reduced or eliminated, provided that any such reduction shall be on a pro rata basis among the Holders and any other Holder of registration rights granted by the Company that wishes to participate in such underwriting.

              (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7.4 hereof.

         7.3 DEMAND REGISTRATIONS ON FORM S-3. In case the Company shall receive from any Holder of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

              (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of registration rights granted by the Company; and

              (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders of registration rights granted by the Company who join in such request as are specified in a written request given within ten (10) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.3:

                   (i) if Form S-3 is not available for such offering by the Holders; or

                   (ii) if the Holders, together with the Holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities at an aggregate price to the public of less than $5,000,000; or

                   (iii) if the Company shall furnish to the Holders a certificate signed by a member of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, on the advice of the Company's investment bankers, such registration would have a detrimental effect on the market for the

Company's Common Stock, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred eighty (180) days after receipt of the request of the Holder or Holders under this Section 7.3; or

                   (iv) if the Company has already effected three (3) registrations on Form S-3 for the Holders pursuant to this Section 7.3; or

                   (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

              (c) Any Registratable Securities sold in a registration pursuant to this Section 7.3 shall be offered and sold in an underwritten public offering managed by underwriters reasonably acceptable to the Company.

              (d) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

         7.4 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 7.2 shall be borne by the Company. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 7.3 shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

         7.5 OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the registration of any Registrable Securities pursuant to this
Section 7 shall at all times be subject to the restrictions on sale or other disposition of the Shares set forth in Section 6.1. Whenever required to effect such a registration, the Company shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (g) Furnish, at the request of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale: (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

         7.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted to a Holder under this Section 7 shall terminate and be of no further force and effect upon the date on which all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period. This Section 7 and the registration rights granted hereunder shall terminate in their entirety ten (10) years from the date of this Agreement.

         7.7       DELAY OF REGISTRATION; FURNISHING INFORMATION.

              (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

              (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7.2 or 7.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         7.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 7 may be assigned by a Holder to a transferee or assignee of Registrable Securities that is an Affiliate (as defined in Section 1.1 of the License Agreement) or a successor to substantially all the business or assets of the Holder; provided, however (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions with respect to the Shares set forth in this Agreement.

         7.9 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall agree not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration, if any) for a period specified by the representative of the underwriters not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities

Act, provided that all executive officers and directors of the Company enter into similar agreements.

    8.        MISCELLANEOUS.

         8.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions thereof, and the federal laws of the United States.

         8.2 PUBLIC STATEMENTS. Any statement to the public regarding this Agreement and the license agreement shall be approved in advance by the Company and P&U, except as otherwise required by law.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         8.4 ENTIRE AGREEMENT. This agreement, the License Agreement and the exhibits hereto and thereto, and the other documents delivered pursuant hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         8.5 SEPARABILITY. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.6 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and P&U. Any amendment or waiver effected in accordance with this Section shall be binding upon any holder of any securities purchased under this Agreement (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

         8.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and P&U at their respective addresses first above written, (c) upon transmission of telegram or facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service.

         8.8 FEES AND EXPENSES. The Company and P&U shall each bear their own expenses and legal fees incurred on their behalf with respect to this Agreement, the license agreement and the transactions contemplated hereby and thereby.

         8.9 TITLES AND SUBTITLES. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first above written.


     GILEAD SCIENCES, INC.



     By: /s/ John C. Martin
        ----------------------------------------
                John C. Martin

     Title:    CEO
            ------------------------------------



     PHARMACIA & UPJOHN S.A.


     By: /s/ Robert C. Salisbury
        ----------------------------------------
               Robert C. Salisbury

     Title: Chairman, Board of Directors, PUSA
           -------------------------------------



     By: /s/ Carl-Johan Blomberg
         ---------------------------------------
               Carl-Johan Blomberg

     Title: Finance Director, PUSA
           -------------------------------------

     Date:  August 8, 1996

                              CERTIFICATE OF DESIGNATION

                                          OF

                               SERIES B PREFERRED STOCK

                                          OF

                                GILEAD SCIENCES, INC.

                           (Pursuant to Section 151 of the
                          Delaware General Corporation Law)


     GILEAD SCIENCES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on July 18, 1996:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation of the Company, which are applicable to the Preferred Stock of all classes and series), as follows:

     SERIES B PREFERRED STOCK:

          SECTION 1. DESIGNATION AND AMOUNT. One Million (1,000,000) shares of Preferred Stock, $.001 par value, are designated "Series B Preferred Stock" with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the "Series B Preferred"). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series B Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company and convertible into Series B Preferred.

          SECTION 2.          DIVIDEND RIGHTS.

               (a) Holders of Series B Preferred, in preference to the holders of Common Stock of the Company, shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of five percent (5%) of the "Original Issue Price" per annum on each outstanding share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Series B Preferred shall be the price per share paid by the holders of Series B Preferred upon its initial issuance. Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

                                      EXHIBIT A

               (b) So long as any shares of Series B Preferred shall be outstanding, no cash dividend shall be paid or declared, nor shall any other distribution be made, on the Common Stock until all dividends (set forth in Section 2(a) above) on the Series B Preferred shall have been paid or declared and set apart. In the event cash dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series B Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 2(b) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of Common Stock or other securities in exchange for shares of other Common Stock, or (iii) any repurchase of any outstanding securities of the Company that is approved by the Company's Board of Directors.

               SECTION 3. VOTING RIGHTS. Except as otherwise provided in Section 8 below or as required by law, the Series B Preferred shall be voted with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, upon the following basis: each holder of shares of Series B Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series B Preferred are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting.

          SECTION 4.          LIQUIDATION RIGHTS.

               (a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series B Preferred equal to the Original Issue Price plus all declared and unpaid dividends (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series B Preferred held by them.

               (b) After the payment of the full liquidation preference of the Series B Preferred as set forth in Section 4(a) above, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

               (c) The following events shall not be considered a liquidation, dissolution or winding up under this Section 4:

                    i. any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockHolders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); or

                    ii. a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer").

                    (d) If, upon any liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series B Preferred of the liquidation preference set forth in
Section 4(a) above, then such assets shall be distributed among the holders of Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          SECTION 5. CONVERSION RIGHTS. The holders of the Series B Preferred shall have the following rights with respect to the conversion of the Series B Preferred into shares of Common Stock (the "Conversion Rights"):

               (a) OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 5, any shares of Series B Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Section 5(b) by the number of shares of Series B Preferred being converted.

               (b) SERIES B CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series B Preferred by the "Series B Conversion Price," calculated as provided in Section 5(c).

               (c) SERIES B CONVERSION PRICE. The conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred (the "Series B Conversion Price"). Such initial Series B Conversion Price shall be adjusted from time to time in accordance with this Section 5.
All references to the Series B Conversion Price herein shall mean the Series B Conversion Price as so adjusted.

               (d) MECHANICS OF CONVERSION. Each holder of Series B Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series B Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value as determined by the Board of Directors, with reference to the current trading price for the Common Stock), any declared and unpaid dividends on the shares of Series B Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

               (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of Series B Preferred is issued (the "Original Issue Date") effect a subdivision (or stock split) of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares (or reverse stock split) without a corresponding combination of the Preferred Stock, the Series B

Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (f) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series B Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this
Section 5(f) to reflect the actual payment of such dividend or distribution.

               (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series B Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series B Preferred or with respect to such other securities by their terms.

               (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series B Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               (i) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 4(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series B Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

               (j) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series B Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred, if the Series B Preferred is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

               (k) NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4(c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series B Preferred at least ten (10) days prior to the record date specified therein a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (iii) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

               (l)       AUTOMATIC CONVERSION.

                    i. Each share of Series B Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series B Conversion Price, if the arithmetic average of the closing prices for the Company's Common Stock quoted on the Nasdaq Stock Market, over any thirty (30) consecutive Nasdaq trading days, exceeds one hundred and forty-five percent (145%) of the Original Issue Price of the Series B Preferred. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

                    ii. Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common

Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series B Preferred, the holders of Series B Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series B Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

               (m) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors, with reference to the current trading price for the Common Stock) on the date of conversion.

               (n) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (o)       NOTICES.  Any notice required by the provisions of this
Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

          SECTION 6. REACQUIRED SHARES. Any shares of Series B Preferred purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          SECTION 7. NO REDEMPTION. The shares of Series B Preferred shall not be redeemable.

                          FORM OF OPINION OF GENERAL COUNSEL


1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

3. The Company's authorized capital stock consists of (a) sixty million (60,000,000) shares of Common Stock, of which 28,486,798 shares were issued and outstanding as of July 19, 1996 (as to which such counsel may rely on a certificate of the transfer agent and registrar of the Company's shares), and
(b) five million (5,000,000) shares of Preferred Stock, none of which were outstanding prior to the First Closing. To the best of my knowledge, except as set forth in the Agreement, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company.

4. The execution and delivery of the Agreement by the Company and the issuance of the Shares pursuant thereto will not violate any provision of the Company's Restated Certificate of Incorporation or Bylaws and will not violate or contravene (a) any governmental statue, rule or regulation (which is limited to the laws of the State of California, the corporate law of the State of Delaware and the federal laws of the United States of America) applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which I am aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

5. To the best of my knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreement or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of the Company.

6. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States (which is limited to the laws of the State of California, the corporate law of the State of Delaware and the federal laws of the United States of America) required for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained, except for notices required or permits to be filed with state or federal agencies.

7. The Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable.

8. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company.


                                      EXHIBIT B

          SECTION 8. AMENDMENT. The Restated Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred, voting together as a single class.



          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation as of August __ 1996.



                                   ---------------------------------------------
                                   John C. Martin
                                   President and Chief Executive Officer


                                   ---------------------------------------------
                                   Mark L. Perry
                                   Vice President, General Counsel and Secretary